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                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT


     PURCHASE AGREEMENT, dated and effective as of the 1st day of January, 2001 (this "Agreement"), by and between Horseshoe Gaming Holding Corp., a Delaware company ("Horseshoe"), and Kathy Rose ("Seller").

                                    RECITALS:

     Horseshoe is a casino owner/operator with its principal office in Joliet, Illinois.

     Seller is the current owner of 183.86 shares of Horseshoe (the "Shares").

     Horseshoe and Seller have agreed that the fair market value of the Shares is SEVEN MILLION, NINETY THREE THOUSAND, TWO HUNDRED AND FIVE DOLLARS ($7,093,205.00).

     Seller previously received an initial payment of $1,368,394.00 pursuant to a Consulting Agreement to be deducted from any consideration Seller receives from sale of the Shares, as well as a loan against her ownership equal to $103,100.00 plus outstanding interest of $5,571.00 for a total advance of $1,477,065.00 ("Advance").

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. Subject to the terms and conditions set forth herein, Seller agrees to sell, transfer, convey, assign and deliver to Horseshoe, and Horseshoe agrees to purchase, acquire and accept from Seller, the Shares, at the price of $7,093,205.00 (the "Purchase Price"), payable by a promissory note of Horseshoe, which is attached hereto (the "Promissory Note") in the amount of $5,616,140.00, plus the Advance previously paid to the seller.

     2. Seller hereby unconditionally releases and discharges Horseshoe from any and all claims, known or unknown, directly or indirectly related to or in any way connected with Seller's ownership of Horseshoe and any and all agreements in any way connected with or related thereto other than this Agreement and the Promissory Note. Seller acknowledges and agrees that following the consummation of the transaction contemplated by this Agreement, Seller shall have no equity ownership or any other interest in Horseshoe or any of its affiliates or subsidiaries nor will Seller have rights of any kind to acquire any shares in Horseshoe or any of its affiliates or subsidiaries; the only rights Seller shall have will be to enforce the terms of the Promissory Note.

     3. Seller represents and warrants that Seller is the lawful record and beneficial owner of the Shares, free and clear of any liens, claims, encumbrances, marital property rights, security agreements, equities, options, charges or restrictions of any kind.

     4. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may be amended only by a writing signed by each party hereto.


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     5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     6. This Agreement and the rights and obligations of the Company and the Seller hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

     7. This Agreement is subject to the approval of the appropriate gaming regulatory authorities where required. The transfer of the Shares hereunder and the payment of the Purchase Price as consideration therefore shall not occur unless and until any required approval is obtained.

     8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     9. Horseshoe, on the one hand, and Seller, on the other hand, shall pay their respective fees and expenses incurred by them in connection with the transaction contemplated herein.

     10. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                           HORSESHOE GAMING HOLDING CORP.


                                           By: /s/ Kirk Saylor
                                               --------------------------------
                                                   Kirk Saylor
                                                   Chief Financial Officer


                                           SELLER:


                                               /s/ Kathy Rose
                                               --------------------------------
                                                   Kathy Rose


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